Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement No. 002-84776 on Form N–1A of our reports dated January 12, 2021 relating to the financial statements and financial highlights of Fidelity Advisor Growth & Income Fund, Fidelity Advisor Equity Value Fund, and Fidelity Advisor Series Growth Opportunities Fund, and our reports dated January 14, 2021 relating to the financial statements and financial highlights of Fidelity Advisor Equity Income Fund, Fidelity Advisor Large Cap Fund, Fidelity Advisor Growth Opportunities Fund, Fidelity Advisor Stock Selector Mid Cap Fund, Fidelity Advisor Value Strategies Fund, and Fidelity Advisor Equity Growth Fund, each a fund of Fidelity Advisor Series I, appearing in the Annual Reports on Form N-CSR of Fidelity Advisor Series I for the year ended November 30, 2020, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 21, 2021